Exhibit 6.41

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED

WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT
BECAUSE IT IS (I) NOT MATERIAL AND (II)WOULD BE COMPETITIVELY HARMFUL IF

PUBLICLY DISCLOSED.

Invoice (Client Copy) 175 East 87th Street New York New York 10128

- - Masterworks Gallery, LLC as agent for Masterworks Cayman, SPC, acting on behalf of its Gallery Segregated Portfolio in full 1 World Trade Center, 57th Floor New York NY 10007	Invoice No.: Invoice date: Auction: Auction date: Client reference: Reference/Paddle:	[***] 05/14/2025 Important Fine Art (25PT02) 05/14/2025 [***] [***]

Lot Description	Hammer Premium

Helen Frankenthaler - American, 1928-2011 xVxixsxtxax, 1980 Signed Frankenthaler ‘80 (lr)
93$350,000.00 $95,000.00 and signed Vista Frankenthaler 1980 on the reverse Acrylic on...

$350,000.00 $95,000.00

Hammer	$350,000.00
Buyers Premium	$95,000.00
Invoice Total	$445,000.00
Balance Due	$445,000.00

Notes: MUST HAVE BOL: Ship To DE

SALES TAX EXEMPTIONS

●	Please disregard sales tax and only pay the sub-total if your purchase is being shipped internationally or outside of the following states by a licensed USDOT/ICC shipper: New York, New Jersey, Florida, California, Pennsylvania, Maryland, Massachusetts, or South Carolina. If the purchase is being sent to any state previously mentioned, we are required to collect sales tax. Your shipper must also present a Bill of Lading indicating final destination at time of pick up.
●	If you have a Resale or VAT Number, please provide us with Form ST-120.
●	If you accidentally pay sales tax and need a refund, you must apply directly to with your Department of Revenue. Doyle cannotrefund Sales Tax.

METHODS OF PAYMENT

Cash up to $5,000
●	Checks payable to DOYLE. Please send checks to: Client Accounts, Doyle New York, 175 East 87th Street, NY, NY 10128
●	Wire Transfers- Please note there is new bank information as of May 22nd, 2024 [***].
Credit or Debit Card - Visa, MasterCard, American Express or Discover up to $20,000. An additional 3.2% fee will be applied to the total amount of the invoice.

Doyle, 175 East 87th Street, New York NY 10128

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